EXHIBIT 10.34

Rosenthal & Rosenthal, Inc.

1370 Broadway

New York, NY  10018

Date:  March 24, 2017

Stillwater Trust LLC

655 Madison Avenue, 20th Floor

New York, New York 10065

RE: eMAGIN CORPORATION

Ladies and Gentlemen:

Rosenthal & Rosenthal, Inc. (together with its successors and assigns, the “Senior Creditor”) has entered into a Financing Agreement (the “Financing Agreement”) and related agreements with eMagin Corporation (the “Borrower”) pursuant to which it makes loans and advances to the Borrower (the Financing Agreement and all related agreements, as they may be amended, supplemented, refinanced or otherwise modified from time to time, the “Senior Loan Documents”), each of which is secured by a security interest in substantially all of the now owned and hereafter acquired assets of the Borrower.

Senior Creditor understands that Stillwater Trust LLC (the “Junior Creditor”) has entered and/or intends to enter into financing arrangements with the Borrower (the “Junior Loan Documents”, and all indebtedness now or hereafter due to Junior Creditor from the Borrower, and all interest accrued or that may hereafter accrue thereon, together with all fees, charges and expenses payable by the Borrower to the Junior Creditor pursuant to the Junior Loan Documents are hereinafter referred to as the “Junior Indebtedness”).

Please sign below to confirm Junior Creditor’s agreement that, as an inducement to Senior Creditor continuing to finance the Borrower pursuant to the Financing Agreement,  (i) so long as Senior Creditor has a security interest or other interest in any assets of the Borrower,  (ii) until indefeasible payment in full of the Obligations (as defined in the Financing Agreement)  of Borrower to Senior Creditor (the “Senior Indebtedness”) and (iii) until the irrevocable termination of the Senior Loan Documents,  notwithstanding anything in the Junior Loan Documents to the contrary, Junior Creditor agrees to the following:

(1)

Lien Subordination.  Any security interest or lien Junior Creditor may now or hereafter have in any of the assets of the Borrower shall be subject and subordinate in all respects to Senior Creditor’s interest therein.

(2)

Payment Subordination.  All Junior Indebtedness now or hereafter due to Junior Creditor shall not be payable, and no payment on account of the Junior Indebtedness, shall be received, accepted or retained by Junior Creditor (other than the accumulation of PIK interest), without the prior written consent of Senior Creditor.

Should any payment or distribution or security or proceeds on or for the Junior Indebtedness be received by Junior for or on account of the Junior Indebtedness, prior to the satisfaction of the Obligations, Junior Creditor will forthwith assign, endorse and

[Subordination Agreement]

deliver same to Senior Creditor, in precisely the form received (except for Junior Creditor's endorsement where necessary), for application to payment of the Obligations, and until so delivered, same shall be held in trust by Junior Creditor as the property of Senior Creditor; in the event of the failure of Junior Creditor to endorse or assign any security or instrument for the payment of money so received by Junior Creditor or payable to Junior Creditor's order, Senior Creditor or any officer or employee thereof is hereby irrevocably constituted and appointed attorney-in-fact for Junior Creditor, with full power to make any such endorsement or assignment and with full power of substitution.

(3)

Limitation on Acceleration and Remedies.  No holder of Junior Indebtedness shall be entitled to (i) exercise any remedies as a lender or commence any other action or proceeding to recover any amounts due or to become due with respect to the Junior Indebtedness, and/or (ii) contest, protest, or object, and will be deemed to have consented, including, without limitation, pursuant to section 363(f) of the Bankruptcy Code, to a sale, transfer or other disposition (or process resulting in the foregoing) of any of the Borrower’s assets if Senior Creditor consents to such disposition, and agrees that to the extent the proceeds thereof are used to pay the Senior Indebtedness, such disposition shall be free and clear of any liens or other interests of any holder of Junior Indebtedness.

(4)	Information. Junior Creditor will render to Senior Creditor upon demand from time to time a statement of the unpaid balance of the Junior Indebtedness.
(5)	Transfers. Any transferee from Junior Creditor of any Junior Indebtedness shall, prior to acquiring such interest, execute and deliver a counterpart of this agreement to Senior Creditor.
(6)

Additional Agreements.  In the event that the indebtedness owing under the Senior Loan Documents is refinanced in full or in part by another party, Junior Creditor agrees at the request of such refinancing party to enter into a subordination and intercreditor agreement on terms substantially similar to this agreement.

The priorities and provisions referred to above shall apply at all times, whether before, during or after the pendency of any bankruptcy, reorganization or other insolvency proceeding relating to the Borrower, and notwithstanding the priorities that ordinarily would result under the Uniform Commercial Code and other applicable law from the order of granting or perfecting of any security interests referred to herein.

Notwithstanding the provisions of paragraphs 2 and 3 above (but subject to the other provisions of this agreement), provided that no Default under and as defined in the Senior Loan Documents has occurred and is continuing or would result therefrom,  Borrower may pay, and Junior Creditor may receive and retain, (i) the Origination Fee, the Anniversary Fee and the Draw Fee (as those terms are defined in the Junior Loan Documents) and (ii) the costs, expenses and charges payable under the Junior Loan Documents, together in each case with any amounts thereof previously due and payable which were unpaid due to the restriction on payments contained in this sentence.  In addition, notwithstanding anything to the contrary, provided that no Default under and as defined in the Senior Loan Documents has occurred and is continuing or would result therefrom, Borrower may repay all or any portion of the Junior Indebtedness with the proceeds of an Equity Event (as defined in the Junior Loan Documents).  Further, Junior Creditor may at any time, (i) file a proof of claim or statement of interest, vote on a plan of reorganization (including a vote to accept or reject a plan of partial or complete liquidation, reorganization, arrangement,

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composition, or extension), and make other filings, arguments, and motions, with respect to any assets of the Borrower in any Insolvency Proceeding (as defined below) commenced by or against the Borrower; (ii) [intentionally omitted]; (iii) file necessary pleadings in opposition to a claim objecting to or otherwise seeking the disallowance of any lien Junior Creditor may have on any assets of the Borrower; (iv) join (but not exercise any control over) a judicial foreclosure or lien enforcement proceeding with respect to any assets of the Borrower initiated by Senior Creditor, to the extent that such action could not reasonably be expected to interfere materially therewith (but Junior Creditor may not receive any proceeds thereof unless expressly permitted herein); (v) bid for or purchase any assets of the Borrower at any public, private, or judicial foreclosure upon any such assets of the Borrower initiated by Senior Creditor, or any sale of any assets of the Borrower during an Insolvency Proceeding; (vi) exercise any rights and remedies that could be exercised by an unsecured creditor against Borrower, provided that any judgment lien obtained by Junior Creditor as a result of such exercise of rights will be subject to this Agreement for all purposes. Further, notwithstanding anything set forth contained in this agreement, nothing shall prohibit the Junior Creditor from receiving payments of principal, interest or amounts otherwise due it under the Junior Loan Documents in PIK notes, common or preferred stock or any other securities of the Borrower (including equity-linked securities or instruments convertible into equity securities), or converting the obligations under the Junior Loan Documents to stock or  other securities of the Borrower (including equity-linked securities or instruments convertible into equity securities), or setting off against amounts due it under the Junior Loan Documents any amounts it may owe to the Borrower, whether with respect to its purchase of any stock or other securities of the Borrower (including equity-linked securities or instruments convertible into equity securities) or otherwise.

Insolvency Proceeding means (i) a voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to the Borrower, (ii) any other voluntary or involuntary insolvency, reorganization, or bankruptcy case or proceeding, or any receivership, liquidation, reorganization, or other similar case or proceeding with respect to the Borrower or a material portion of its property, (iii) a liquidation, dissolution, reorganization, or winding up of the Borrower, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (iv) an assignment for the benefit of creditors.

JUNIOR CREDITOR AND BORROWER AGREE THAT THEIR BOOKS AND RECORDS WILL APPROPRIATELY SHOW THAT THE JUNIOR INDEBTEDNESS IS SUBJECT TO THIS AGREEMENT.  JUNIOR CREDITOR AND BORROWER WAIVE A TRIAL BY JURY AND A RIGHT TO INTERPOSE ANY COUNTERCLAIM OR OFFSET OF ANY NATURE OR DESCRIPTION IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS SUBORDINATION.  In the event Senior Creditor shall retain or engage an attorney or attorneys to enforce or protect our interests with respect to this agreement, all of the costs and expenses of such enforcement or protection, including reasonable attorneys' fees, shall be additional Senior Indebtedness subject to this agreement.

Junior Creditor agrees that it shall not assign or transfer any of the Junior Indebtedness without (i) prior notice being given to Senior Creditor and (ii) such assignment or transfer being made expressly subject to the terms of this agreement.  Junior Creditor agrees Junior Creditor further warrants to Senior Creditor that it has full right, power and authority to enter into this agreement.

In the event of a breach by either Junior Creditor or the Borrower in the performance of any of the terms of this agreement, all of the Obligations shall, any other agreement to the

[Subordination Agreement]3

contrary notwithstanding and without notice or demand, become immediately due and payable, at our option.

No waiver shall be deemed to be made by Senior Creditor of any of its rights hereunder unless same shall be in writing and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair Senior Creditor’s rights and/or the obligations of Borrower to it in any other respect or at any other time, nor shall same establish a course of conduct.  This agreement may not be modified or amended without the prior written consent of Senior Creditor.

Each of Junior Creditor and Borrower hereby irrevocably consents to the jurisdiction of the Courts of the State of New York located in the County of New York and of any Federal Court located in such State or County in connection with any action or proceeding arising out of or relating to this agreement or the Junior Indebtedness.  In any such litigation such Junior Creditor or Borrower, as the case may be, waives personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail directed to such party at the last known address appearing on the records of Senior Creditor.  Within 30 days after such mailing, the party so served shall appear or answer to such summons, complaint or other process.  Should the party so served fail to appear or answer within said 30-day period, such party shall be deemed in default and judgment may be entered by Senior Creditor against such party for the amount as demanded in any summons, complaint or other process so served.

This agreement is entered into solely for the purposes set forth herein, and except as expressly provided herein, neither of Senior Creditor or Junior Creditor assumes any duties or responsibilities to the other regarding the financial condition of the Borrower, or regarding any collateral, or regarding any other circumstance bearing upon the risk of nonpayment of the obligations of the Borrower to either of them and neither of them shall be deemed to be the agent of the other for any purpose.  Junior Creditor waives any and all notice of the creation, modification, renewal or extension or accrual of any Obligations.  Junior Creditor hereby consents that, without notice to or further assent by Junior Creditor, the Obligations may from time to time, in whole or in part, be renewed, extended, modified, compromised or released by Senior Creditor, as it may deem advisable, and that any collateral for the Obligations may from time to time, in whole or in part, be exchanged, sold, surrendered or released by Senior Creditor, as it may deem advisable, all without impairing, abridging, affecting or releasing the subordination contained in this agreement.

This agreement (i) is entered into solely for the mutual benefit of, and shall be binding upon, Senior Creditor and Junior Creditor and the benefit of their respective heirs, legal representatives, successors and assigns, and neither the Borrower nor any other persons or entities whatsoever shall have any right, benefit, priority or interest under or because of the existence of this agreement; (ii) may be amended, modified or terminated only by a written instrument signed by all parties hereto and no waiver of any term or provision of this agreement shall be effective unless it is in writing and signed by the party against whom such waiver is sought to be enforced; (iii) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof; and (iv) shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws of such state.

Very truly yours

ROSENTHAL & ROSENTHAL, INC.

[Subordination Agreement]4

By: ____________________

Title: ____________________

AGREED:

STILLWATER TRUST LLC

By: ____________________

Title: ____________________

ACKNOWLEDGED AND AGREED:

eMAGIN CORPORATION

By: ____________________

Title: ____________________

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